Exhibit 2.3

Form 647		This space reserved for office use.
(Revised 12/23) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512-463-5555 FAX: 512-463-5709 Filing Fee: See instructions	Certificate of Conversion of a Foreign Entity Converting to a Texas Filing Entity

Converting Entity Information

The name of the converting entity is:	Masterworks Vault 10, LLC

The jurisdiction of formation of the converting entity is:	Delaware

The converting entity is a: (Select the appropriate entity type from the list shown below.)

☐ For-Profit Corporation	☒ Limited Liability Company
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Professional Corporation	☐ Limited Partnership
☐ Professional Association	☐ Cooperative Association

☐ Other:		☐General Partnership
Specify type of entity.

The date of formation of the converting entity is:	August 4, 2023

The file number, if any, issued to the converting entity is:	024-12323

Converted Entity Information

The foreign entity named above is converting to a filing entity formed under the Texas Business Organizations Code. The name of the converted entity is:

Masterworks Vault 10, LLC
(Name of entity after the conversion must include an organizational identifier for the entity type selected below.)

The converted entity will be formed under the laws of Texas.

The converted entity is a: (Select the appropriate entity type from the list shown below.)

☐ For-Profit Corporation	☒ Limited Liability Company
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Professional Corporation	☐ Limited Partnership
☐ Professional Association	☐ Cooperative Association

Plan of Conversion or Alternative Statements

☒ The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☐	In lieu of attaching the plan of conversion, the converting entity certifies to the following statements by providing an address in Items 1 and 2.

1.	A signed plan of conversion is on file at the principal place of business of the converting entity. The address of the principal place of business of the converting entity is:

Street or Mailing Address	City	State	Country	Zip Code

2.	A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity. The address of the principal place of business of the converted entity is:

Street or Mailing Address	City	State	Country	Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting entity or converted entity.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Certificate of Formation for the Converted Entity

☒ The certificate of formation for the converted Texas filing entity is attached to this certificate of conversion as an attachment or exhibit to either (i) the plan of conversion or (ii) this certificate if the plan has not been attached to the certificate of conversion. The certificate of formation includes a statement that the converted entity is formed under a plan of conversion and the name, address, date of formation, prior form of organization, and jurisdiction of formation of the converting entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ____________________________________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ___________________________________

The following event or fact will cause the document to take effect in the manner described below:

Tax Certification

☐	Attached hereto is a certificate from the Texas Comptroller of Public Accounts that certifies the converting entity is in good standing for purposes of conversion.

OR

☐	In lieu of providing the tax certificate, the converted entity is liable for the payment of any required franchise taxes.

Execution

The undersigned signs the document subject to the penalties imposed by law for submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code, or other law applicable to and governing the converting entity, to execute the filing instrument.

Date:

By:
Name of converting entity (see instructions)

Signature and title of authorized person (see instructions)

Printed or typed name of authorized person

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